CHORDIANT SOFTWARE ANNOUNCES PRELIMINARY FINANCIAL RESULTS
FOR THE THIRD QUARTER OF FISCAL YEAR 2006
ENDED JUNE 30, 2006

Achieves Record Revenue Quarter,

Signs Major License Transactions with New and Existing Customers

CUPERTINO, CALIFORNIA - August 8, 2006 -- Chordiant Software, Inc. (Nasdaq: CHRD)  the leading provider of Customer Experience (CxTM) software and services, today announced preliminary financial results for the third quarter and first nine months of Fiscal Year (FY) 2006, ended June 30.  Chordiant stated that these are preliminary financial results for the third quarter ended June 30, 2006, as the Company is continuing its previously announce independent review of stock option grants.

Third Quarter Fiscal Year 2006 Highlights and Preliminary Financial Results

  Revenues were $27.3 million, an increase of 26% year over year;

  Second successive record revenue quarter for the Company;

  Signed three $1 million plus license transactions with both new and existing customers;

  Achieved deferred revenue of $24.7 million;

  Backlog was $30.7 million; and,

  Reached the targeted split of revenues at 60% North America, 40% International.

Business Highlights

  Launched Chordiant MeshTM, a new open source-inspired collaborative developmental model for customers and partners;

  Announced significant enhancements to the Disputes and Chargebacks product;

  Shipped a new release of the Decisioning Suite, including powerful adaptive decisioning functionality; and,

  Received Customer Interaction Solutions Magazine's "CRM Excellance" Award for 2006.

Third Quarter Fiscal Year 2006 Preliminary Results
Preliminary revenues for the third quarter of FY 2006 were $27.3 million, up from the $21.6 million reported for the three months ended June 30, 2005. For the first nine months of FY 2006, preliminary revenues were $76.2 million, compared to $62.5 million for the same period of the prior year. Preliminary license revenues for the third quarter of FY 2006 were $10.6 million, up from the $9.2 million reported for the three months ended June 30, 2005. For the first nine months of FY 2006, preliminary license revenues were $32.9 million, compared to the $25.0 million reported for the same period of FY 2005. Preliminary service revenues for the third quarter of FY 2006 were $16.8 million, compared to $12.4 million reported for the three months ended June 30, 2005. For the first nine months of FY 2006, service revenues were $43.3 million, compared to $37.4 million reported for the same period of FY 2005.

"We made good progress in the third quarter and our momentum continues to be strong," said Steven R. Springsteel, Chordiant's president and chief executive officer. "We are continuing to win significant license transactions with world-class customers in our core vertical markets of financial services and telecommunications having completed three major license transactions with new and existing customers. Notable customer wins included Cash America International, Inc. which purchased Chordiant's Teller and Advisor products; and Sky Broadcasting significantly upgraded their major deployment and purchased additional seats." Mr. Springsteel added, "We remain very focused on our business fundamentals and the continued winning of new and add-on business."

Deferred Revenue
Deferred revenue remained strong and is expected to be approximately $24.7 million as of June 30, 2006. This compares to $25.7 million as of March 31, 2006, and a balance of $25.5 million as of June 30, 2005. The sequential change in the third quarter deferred revenue was primarily the result of continued progress in percentage-of-completion projects.

Backlog of Business
For the third quarter of FY 2006, Chordiant's backlog is expected to be approximately $30.7 million, compared to $34.6 million reported for the March FY 2006 quarter. The change in backlog is primarily related to Chordiant's professional services business. Backlog is comprised of non-cancelable current software license orders, deferred license revenue orders which have not met all of the required criteria for revenue recognition, deferred revenue from customer support contracts, and deferred consulting and education orders for services not yet completed or delivered. The backlog of Chordiant's business is not necessarily indicative of revenues to be recognized in a specified future period.

Cash Position
Chordiant had approximately $43.2 million in cash, cash equivalents and restricted cash at June 30, 2006.

GAAP and Non-GAAP Financial Measures
On October 1, 2005, Chordiant was required to adopt Statement of Financial Accounting Standard No.123 (Revised) "Share-Based Payment", (SFAS 123(R)), which requires the measurement and recognition of compensation expense for all share-based payment awards granted, modified, cancelled, repurchased, as well as the expense associated with the unvested portion of prior awards issued to the Company's employees and directors. Total U. S. GAAP (Generally Accepted Accounting Principles) operating expenses for the third quarter of 2006 were approximately $20.3 million, compared to $17.3 million in GAAP operating expenses for the same period of the previous year. Excluding the preliminary $1.2 million in GAAP operating expenses which relate to stock-based compensation, non-GAAP operating expenses for the third quarter of FY 2006 were approximately $19.1 million. This compares to non-GAAP operating expenses of $16.8 million (excluding stock-based compensation expense) for the same period of the previous year.

Chordiant posted a GAAP net loss of approximately $3.0 million, or an expected $0.04 per share loss for the third quarter of FY 2006 ended June 30, compared to a GAAP net loss of $3.5 million, or $0.05 per share loss for the three months ended June 30, 2005. Chordiant reported a third quarter FY 2006 non-GAAP net loss of approximately $1.4 million (which excludes preliminary stock-based compensation expense of approximately $1.3 million and amortization of intangible assets of approximately $0.3 million) or a non-GAAP loss of approximately $0.02 per share, compared to non-GAAP net loss (which excludes stock-based compensation expenses and amortization of intangible assets) of $2.5 million, or a non-GAAP loss of $0.03 per share for the three months ended June 30, 2005. The quarterly loss was primarily driven by two factors: a weaker than anticipated performance in European professional services, and as previously anticipated, an increased investment required by customer co-development initiatives for both the lending and collections products. Chordiant stated that these are preliminary financial results for the third quarter ended June 30, 2006, as the Company is continuing its previously announced independent review of past stock option grants, the results of which may impact the Company's prior financial statements.

Non-GAAP Financial Measurements
The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), and amortization of intangible assets, provides useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's on-going operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare non-GAAP measures of the current period with non-GAAP measures presented in prior periods. The non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Historical Stock Option Grant Review
As previously announced the audit committee of the Company's board of directors is in the process of conducting an independent review of the Company's historical stock option grant practices and related accounting. This review was initiated in response to a review management conducted. The audit committee is being assisted by independent legal counsel and independent forensic accounting consultants. As a result, Chordiant anticipates it will not file its quarterly report on Form 10-Q for the quarter ended June 30, 2006 until after the completion of the review. The Company does not expect the review to be completed until after the date the Form 10-Q is required to be filed. Accordingly, all financial results reported today are presented before any adjustments that may be required as a result of potential changes in accounting estimates associated with percentage of completion projects, related changes in compensation and royalty expenses, or any adjustments required as a result of the ongoing stock option review. Future contracts signed with existing customers, if closely interrelated to prior transactions, could also reduce the amount of revenue recognized at June 30, 2006. These results should be considered preliminary until Chordiant files its Form 10-Q for the third quarter ended June 30, 2006.

Derivative Action
Chordiant also announced today that a shareholder derivative complaint alleging breach of fiduciary duty, unjust enrichment, statutory violations and other violations of law related to the Company's option granting practices has been filed in federal district court for the Northern District of California against the Company and certain of its current and former officers and directors. Chordiant has not been served with process in this suit. As this claim goes to issues that are the subject of an ongoing investigation by Chordiant's Audit Committee, the Company cannot comment on the merits of the claim until the Audit Committee's investigation has been completed.

Launched Chordiant Mesh
In May, the Company launched Chordiant MeshTM, a new open source-inspired collaborative development model that assists in solving high value customer problems faster with higher quality. Chordiant Mesh radically transforms enterprise software and solution development with open and continuous customer collaboration. Starting with concrete customer needs and the Chordiant Mesh collaboration environment, Chordiant works in tandem with its customers and partners to develop and deploy new software applications that assists in meeting demanding business needs more quickly and pragmatically than previously possible. Solutions developed using Chordiant Mesh are built on the Chordiant Enterprise Platform, a process-driven SOA and AJAX platform for building and deploying market-leading customer experience applications.

"In one revolutionary step, Chordiant radically changes the way enterprise software applications are delivered to customers. With Chordiant Mesh collaboration, our customers can enjoy the benefits of software applications for their key business requirements, delivered with greater speed and transparency than traditional enterprise software development models allow," Mr. Springsteel noted.

Announces Key Organizational Changes
Building on the goals of scaling for growth and increasing the focus on profitability, the Company also announced key organizational changes. The Chordiant professional services team, responsible for the successful deployments of Chordiant applications for customers, has now been combined into one worldwide organization and now reports directly to Mr. Springsteel. The company also announced a new regional structure for the Sales team, with both the North American and International regions also reporting directly to Mr. Springsteel.

"As we build and scale the Chordiant team for strong customer focus, customer success, and a worldwide focus on increasing profitability, it is imperative we drive a common delivery model for our accounts across all geographies. By elevating the services organization we are increasing both its support and its focus on accountability. I look forward to working with the worldwide services team, our regional sales vice presidents and key customers as we build and strengthen Chordiant," Mr. Springsteel said.

Chordiant also announced that Robert Mullen will be stepping down as President, Worldwide Field Operations, effective immediately. Mr. Mullen will assist the Company through the end of the year in transitioning his management responsibilities to a new sales management team. Mr. Mullen will continue to report to Mr. Springsteel.

In addition, the Company announced the promotion of Ian Pitt to corporate chief technology officer reporting to Mr. Springsteel. Mr. Pitt joined Chordiant in 1999 and most recently served as field CTO.

Conference Call and Webcast
Chordiant Software will host a conference call and webcast today, August 8, 2006 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 22:00 (GMT). The live audio webcast will be available to investors and the public from the following website: http://www.veracast.com/webcasts/chordiant2/92109154.cfm

Alternatively, you may prefer to access Chordiant's website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant's Investor Relations web site.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Tuesday, August 8, 2006, beginning at approximately 5:00 p.m. (PT), 8:00 p.m. (ET) for seven days after the live call. The replay can be accessed by dialing 303-590-3000, access code 11065772#.

About Chordiant Software, Inc.
Chordiant solutions and services help major enterprises around the world deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with agile business strategies and decisions to uniquely understand the customer's behavior. This deeper understanding develops a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach unprecedented levels of return.

Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, market acceptance of our products, the result of potential changes in accounting estimates associated with percentage of completion projects, related changes in compensation and royalty expenses, the final conclusions of the audit committee of the board of directors concerning matters relating to the company's stock option grants including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; and the impact of any restatement of financial statements of the company or other actions that may be taken or required as a result of such reviews. There can be no assurance that Chordiant's customers will adopt the Chordiant Mesh development model or that it will provide substantial benefits to them in the development or support of their software requirements. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2004 to September 30, 2005, and Chordiant's most recent quarterly report on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Three Months ended	Three Months ended
June 30, 2006 (Preliminary)	June 30, 2005

	GAAP	Adj. [2]	non-GAAP [1]	GAAP	Adj. [2]	non-GAAP [1]

Revenues:
License	$10,553		$10,553	$9,228		$9,228
Service	16,769		16,769	12,393		12,393

Total revenues	27,322		27,322	21,621		21,621

Cost of revenues:
License	399		399	338		338
Service	8,963	(90)	8,873	7,300	(166)	7,134
Amortization of intangible assets	303	(303)	--	303	(303)	--

Total cost of revenues	9,665		9,272	7,941		7,472

Gross profit	17,657		18,050	13,680		14,149

Operating expenses:
Sales and marketing	7,993	(560)	7,433	7,261	(210)	7,051
Research and development	7,785	(122)	7,663	5,409	(215)	5,194
General and administrative	4,568	(565)	4,003	4,671	(108)	4,563
Amortization of intangible assets	--		--	--		--
Purchased in-process research and development	--		--	--		--
Restructuring (benefit)	--		--	--		--

Total operating expenses	20,346		19,099	17,341		16,808

Loss from operations	(2,689)		(1,049)	(3,661)		(2,659)

Interest income, net	424		424	147		147
Other income (expense), net	(623)		(623)	186		186

Loss before income taxes	(2,888)		(1,248)	(3,328)		(2,326)

Provision for income taxes	150		150	138		138

Net loss	$(3,038)		$(1,398)	$(3,466)		$(2,464)

Net loss per share:
Basic	$(0.04)		$(0.02)	$(0.05)		$(0.03)

Shares used in computing net loss per share:
Basic and diluted	78,035		78,035	75,080		75,080

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), amortization of intangible assets, non-recurring severance costs, lease buy-out costs and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors a and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Adjustments include stock-based compensation expense, amortization of intangible assets, a restructuring benefit, non-recurring severance costs, lease buy-out costs and purchased in-process research and development.

A reconciliation of the non-GAAP adjustments recorded in general and administrative expense is as follows (in thousands):

	Three Months ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
Description
Stock-based compensation	$565	$108	$1,230	$250
Non-recurring severance costs	--	--	604	--
Non-recurring lease costs	--	--	316	--

Total non-GAAP general and administrative adjustments	$565	$108	$2,150	$250

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Nine Months ended	Nine Months ended
June 30, 2006 (Preliminary)	June 30, 2005

	GAAP	Adj. [2]	non-GAAP [1]	GAAP	Adj. [2]	non-GAAP [1]

Revenues:
License	$32,885		$32,885	$25,029		$25,029
Service	43,268		43,268	37,440		37,440

Total revenues	76,153		76,153	62,469		62,469

Cost of revenues:
License	1,360		1,360	702		702
Service	23,211	(171)	23,040	22,393	(408)	21,985
Amortization of intangible assets	909	(909)	--	765	(765)	--

Total cost of revenues	25,480		24,400	23,860		22,687

Gross profit	50,673		51,753	38,609		39,782

Operating expenses:
Sales and marketing	24,829	(1,846)	22,983	21,626	(482)	21,144
Research and development	18,158	(246)	17,912	15,557	(517)	15,040
General and administrative	14,497	(2,150)	12,347	13,755	(250)	13,505
Amortization of intangible assets	--		--	117	(117)	--
Purchased in-process research and development	--		--	1,940	(1,940)	--
Restructuring (benefit)	--		--	(97)	97	--

Total operating expenses	57,484		53,242	52,898		49,689

Loss from operations	(6,811)		(1,489)	(14,289)		(9,907)

Interest income, net	904		904	539		539
Other income (expense), net	(536)		(536)	(45)		(45)

Net loss before income taxes	(6,443)		(1,121)	(13,795)		(9,413)

Provision for income taxes	441		441	293		293

Net loss	$(6,884)		$(1,562)	$(14,088)		$(9,706)
Net loss per share:
Basic	$(0.09)		$(0.02)	$(0.19)		$(0.13)

Shares used in computing net loss per share:
Basic and diluted	77,358		77,358	73,966		73,966

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), amortization of intangible assets, non-recurring severance costs, lease buy-out costs and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors a and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Adjustments include stock-based compensation expense, amortization of intangible assets, a restructuring benefit, non-recurring severance costs, lease buy-out costs and purchased in-process research and development.

A reconciliation of the non-GAAP adjustments recorded in general and administrative expense is as follows (in thousands):

	Three Months ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
Description
Stock-based compensation	$565	$108	$1,230	$250
Non-recurring severance costs	--	--	604	--
Non-recurring lease costs	--	--	316	--

Total non-GAAP general and administrative adjustments	$565	$108	$2,150	$250

 CHORDIANT SOFTWARE,  INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2006	September 30, 2005
ASSETS	(Preliminary - Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$42,664	$38,546
Restricted cash	174	1,982
Accounts receivable, net	22,053	18,979
Prepaid expenses and other current assets	4,864	4,345

Total current assets	69,755	63,852

Restricted cash	342	365
Property and equipment, net	2,607	2,479
Goodwill	31,907	31,907
Intangible assets, net	4,239	5,148
Other assets	2,789	3,499

Total assets	$111,639	$107,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,787	$4,554
Accrued expenses	12,944	8,902
Deferred revenue	21,784	26,050
Current portion of capital lease obligations	150	213

Total current liabilities	42,665	39,719

Deferred revenue, long-term	2,956	147
Restructuring costs, net of current portion	1,331	1,731
Other long-term liabilities	75	96

Total liabilities	47,027	41,693

Stockholders' Equity:
Common stock	79	78
Additional paid-in capital and deferred compensation	276,918	271,884
Accumulated deficit	(215,773)	(208,889)
Accumulated other comprehensive income	3,388	2,484

Total stockholders' equity	64,612	65,557

Total liabilities and stockholders' equity	$111,639	$107,250